                                                                     EXHIBIT 4.2


                               OBSERVER AGREEMENT

         THIS OBSERVER AGREEMENT (this "Agreement"), dated as of ____________, 2004, by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, PIC REALTY CORPORATION, a Delaware corporation, STRATEGIC VALUE INVESTORS, LLC, a Delaware limited liability company, PRUDENTIAL ASSETS, LLC, a Delaware limited liability company, PRUDENTIAL INVESTMENT MANAGEMENT, INC., a Delaware corporation, (SHC/OLAYAN) REDEMPTION VEHICLE, LLC, a Delaware limited liability company and SVI (SHC/HOUSTON) REDEMPTION VEHICLE, LLC, a Delaware limited liability company (sometimes referred to individually as a "Stockholder" and collectively as the "Stockholders") and Strategic Hotel Capital, Inc., a Maryland corporation (the "Company").

         WHEREAS, the Company is undertaking an initial public offering of shares of common stock, par value $0.01 per share ("Common Stock");

         WHEREAS, the Company and the Stockholders desire to provide herein for certain matters relating to the corporate governance of the Company.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions.

         As used in this Agreement, the following terms shall have the meanings ascribed to them below:

         1.1. Affiliate. The term "Affiliate" shall mean, with respect to a Person (as hereinafter defined), any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

         1.2. Board of Directors or Board. The term "Board of Directors" or "Board" shall mean the Board of Directors of the Company in office at the applicable time as elected in accordance with the provisions of the Maryland General Corporation Law, the Charter and the Bylaws.

         1.3. Bylaws. The term "Bylaws" shall mean the bylaws of the Company, as amended from time to time.

         1.4. Charter. The term "Charter" shall mean the charter of the Company, as amended from time to time.

         1.5. Common Stock Deemed Outstanding. The term "Common Stock Deemed Outstanding" shall mean, as of any date, the total number of shares of Common Stock outstanding as of such date plus the total number of shares of Common Stock which may be acquired upon exercise or conversion of all options, warrants or other securities or rights convertible into or exercisable for shares of Common Stock which were outstanding as of such date, whether or not convertible or exercisable within 60 days of such date.

         1.6. Confidential Information. The term "Confidential Information" shall have the meaning set forth in Section 3.11 of this Agreement.

         1.7. Deemed Beneficial Ownership. The term "Deemed Beneficial Ownership" shall mean, with respect to the Stockholders as of any date, the percentage obtained by dividing (a) the total number of shares of Common Stock owned of record or beneficially by the Stockholders as of such date plus the total number of shares of Common Stock which may be acquired by the Stockholders upon exercise or conversion of all options, warrants or other securities or rights convertible into or exercisable for shares of Common Stock which were held by the Stockholders as of such date, whether or not convertible or exercisable within 60 days of such date, by (b) the Common Stock Deemed Outstanding as of such date.

         1.8. Observer. The term "Observer" shall mean an observer to the Board of Directors pursuant to the provisions of Section 2 of this Agreement.

         1.9. Person. The term "Person" shall mean an individual, corporation, partnership, trust, joint venture, limited liability company, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.

2. Observer Rights.

         2.1. Right to Appoint Observer. The Stockholders shall have the right to appoint (i) two Observers, so long as the Deemed Beneficial Ownership of the Stockholders is not less than 10% in the aggregate, and (ii) one Observer, so long as the Deemed Beneficial Ownership of the Stockholders is not less than 5% in the aggregate. The right to appoint an Observer shall terminate as soon as the Deemed Beneficial Ownership of the Stockholders falls below 5%. Subject to the provisions of Sections 2.3 and 2.4 hereof, an Observer shall have the right to receive and shall be provided concurrently with its delivery to the members of the Board of Directors all notices of meetings, all information related thereto, all information distributed to the members of the Board in connection with such meetings and all other information provided to members of the Board of Directors. Subject to the provisions of Sections 2.2, 2.3 and 2.4 hereof, the Observer shall have the right to attend any meetings of the Board of Directors. Failure to deliver notice to an Observer in connection with an Observer's right to attend any meeting of the Board of Directors shall not, of itself, impair the validity of any action taken by the Board at such meeting.

         2.2. Actions in Lieu of a Meeting. Subject to the provisions of Sections 2.3 and 2.4 hereof, the Observer shall be entitled to receive copies of any action taken by a consent in lieu of a meeting of the Board within ten (10) days after the date of such consent. No prior notice of such consent shall be required hereunder and failure to deliver a copy of any such consent to an Observer shall not, of itself, impair the validity of any action taken by the Board pursuant to such consent.

         2.3. Exceptions. Notwithstanding the provisions of Section 2.1 above, the Company shall not deliver materials or portions of materials with respect to any meeting of the Board to an Observer, and the Company may ask an Observer to recuse himself or herself, if the Company determines, in its sole discretion, that the Observer's access to such information (i) presents a potential conflict of interest with the Stockholders, including any conflict resulting from the Board's consideration of issues relating to this Agreement, any other contractual arrangement with the Stockholders or any transaction in which the Stockholders may have any interest other than as investors in the Company, (ii) could jeopardize an attorney-client privilege, which determination is made after the Company's consultation with its outside counsel, or (iii) is necessary or appropriate in furtherance of discharging the Board's fiduciary duties to the Company's shareholders. If the Board requests that an Observer be recused from any meeting of the Board, or portion thereof, in accordance with the foregoing, such Observer shall be so recused and not entitled to be present, participate or receive any materials or portions of materials with respect thereto. Notwithstanding the provisions of Section 2.2 above, an Observer shall not be entitled to receive copies of any consent, if the Board determines, in its sole discretion, that providing the consent (i) presents a potential conflict of interest with the Stockholders, including any conflict resulting from the Board's consideration of issues relating to this Agreement, any other contractual arrangement with the Stockholders or any transaction in which the Stockholders may have any interest other than as investors in the Company, (ii) could jeopardize an attorney-client privilege, which determination is made after the Company's consultation with its outside counsel, or (iii) is necessary or appropriate in furtherance of discharging the Board's fiduciary duties to the Company's shareholders.

         2.4. Confidentiality. A Person appointed by the Stockholders as an Observer pursuant to Section 2.1 shall be required to enter into a Confidentiality Agreement, which Confidentiality Agreement shall contain provisions with respect to Confidential Information substantially similar to the provisions set forth in Section 3.11 hereof and containing such other provisions as the Board may reasonably require.

3. Miscellaneous.

         3.1 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         3.2 Amendments. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

         3.3 Notices. Any notice and other communication provided for herein shall be dated and in writing and shall be deemed to have been duly given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or
(c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, directed at the following addresses:

         (a)      If to any of the Stockholders, to it at the following address:

                  c/o The Prudential Insurance Company of America
                  8 Campus Drive, 4th Floor
                  Parsippany, New Jersey 07054
                  Attention:  SVI Portfolio Manager

         (b)      If to the Company, to it at the following address:

                  Strategic Hotel Capital, Inc.
                  Attn: General Counsel
                  77 West Wacker Drive, Suite 4600
                  Chicago, Illinois  60601

         3.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         3.5 Section Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

         3.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         3.7 Termination. This Agreement shall terminate (i) on the first date upon which the Deemed Beneficial Ownership of the Stockholders is less than 5% or (ii) immediately upon delivery of written notice of termination by the Stockholders to the Company, which notice may be given at any time at the sole discretion of the Stockholders.

         3.8 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

         3.9 Severability of Provisions. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         3.10 Specific Performance. Each of the parties acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other parties will not have an adequate remedy at law if it shall fail to perform any of its obligations hereunder, and each party therefore confirms that the right of each other party hereto to specific performance of the terms of this Agreement is essential to protect the rights and interests of such parties. Accordingly, in addition to any other remedies that the parties may have at law or in equity, each party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by each other party, and shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by each other party.

         3.11 Confidentiality. Except with the prior written consent of the Company and except as otherwise required by law, the listing requirements of any securities exchange on which the securities of a Stockholder are then traded or any reporting obligations under the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), each Stockholder shall, and shall cause each of its Affiliates and each Observer appointed by it to (a) hold in strict confidence and trust and to act in a fiduciary manner with respect to all confidential, proprietary or other non-public information or trade secrets relating to the Company or its subsidiaries or their respective assets or operations (the "Confidential Information"), and (b) not release or disclose in any manner whatsoever to any other Person any Confidential Information; provided that (i) the foregoing provisions shall not apply to any disclosure, to the extent reasonably required, to those of the Stockholder's auditors, attorneys and other representatives who agree to be bound by the provisions of this
Section 3.11, (ii) the foregoing provisions shall not apply where the Stockholder or any of its Affiliates or Observers appointed by it is compelled to disclose Confidential Information, by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of law (provided that, if legally permissible, prior written notice of such disclosure is given to the Company so that the Company may take action to prevent such disclosure and any such disclosure is limited to only that portion of the Confidential Information which such Person is compelled to disclose), (iii) the term "Confidential Information" shall not include information (A) which is or becomes generally available to the public other than as a result of disclosure of such information by the Stockholder or any of its Affiliates, (B) becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient's knowledge, bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation which prohibits disclosure of such information to the other parties hereto, or
(C) which can be demonstrated to have been developed independently by the representatives of such recipient which representatives have not had any access to any information which would otherwise be deemed to be "Confidential Information" pursuant to the provisions of this Section 3.11, and (iv) each of the Stockholders acknowledges and agrees that any information they may receive from an Observer appointed by the Stockholders or from the Company pursuant to this Agreement or any provisions hereunder is confidential, proprietary and non-public in nature.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      THE PRUDENTIAL INSURANCE COMPANY OF
                                      AMERICA

                                      By:      Prudential Investment Management,
                                               Inc., its Attorney-in-Fact


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                      PIC REALTY CORPORATION

                                      By:      Prudential Investment Management,
                                               Inc., its Attorney-in-Fact


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                      STRATEGIC VALUE INVESTORS, LLC

                                      By:      Prudential Investment Management,
                                               Inc., its Attorney-in-Fact



                                               By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                      PRUDENTIAL ASSETS, LLC

                                      By:      Prudential Investment Management,
                                               Inc., its Attorney-in-Fact


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                   PRUDENTIAL INVESTMENT MANAGEMENT, INC.


                                   By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   (SHC/OLAYAN) REDEMPTION VEHICLE, LLC

                                   By:      Prudential Investment Management,
                                            Inc., its Attorney-in-Fact



                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                   SVI (SHC/HOUSTON) REDEMPTION VEHICLE, LLC

                                   By:       Prudential Investment Management,
                                             Inc., its Attorney-in-Fact



                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                   STRATEGIC HOTEL CAPITAL, INC.



                                   By:
                                      --------------------------
                                   Name:
                                   Title: